SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2006

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SP Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-21061	58-2044990
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2361 Campus Drive Suite 101 Irvine, CA 92612 (Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (949) 833-9001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01. Other Events.

On December 29, 2006, SP Holding Corporation (the “Company”) entered into a memorandum of understanding with Organic Holding Company, Inc. (“Organic Holding”). Under the terms of the memorandum of understanding, the parties will enter into a definitive merger agreement whereby a newly-formed wholly-owned subsidiary of the Company will merge with and into Organic Holding. The Company will issue shares of its common stock in exchange for all outstanding Organic Holding shares of common stock, shares of preferred stock and convertible promissory notes. In connection therewith, all of Organic Holding’s issued and outstanding options and warrants to purchase Organic Holding’s capital stock will be converted into the right to receive such number of options and warrants to purchase shares of the Company’s common stock. The definitive merger agreement will be executed and delivered by the parties no later than January 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 4, 2007

                                SP HOLDING CORPORATION

            By: /s/ Mark Schaftlein
                               Name: Mark Schaftlein
                               Title: Chief Financial Officer